Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the registration statements (No. 333-02465 and No. 333-44243) on Form S-8 and in the registration statement (No. 333-04559) on Form S-3 of Sparta Foods, Inc. of our report dated November 12, 1998, relating to the financial statements of Sparta Foods, Inc. and Subsidiary as of September 30, 1998 and 1997, which report appears in the September 30, 1998, annual report on Form 10-KSB of Sparta Foods, Inc.


/s/  McGladrey & Pullen, LLP

Minneapolis, Minnesota
December 16, 1998